Description of verbal right of first refusal arrangement between DongYing China, Nanjing Suji and Meisu Jining relating to any new products developed by Nanjing Suji or Meisu Jining.

DongYing China has a verbal arrangement for a right of first refusal to purchase rights to any new products developed by the related companies, Nanjing Suji (25% owned by Dr. Lequn Huang) and Meisu Jining (30% owned by Dr. Lequn Huang). Prices and payment terms for such acquisitions, if they materialize, are subject to negotiation between the parties at the time.